EX 99.28(h)(4)(i)

Amended and Restated
Contract Owner Information Agreement

JNL Series Trust
JNL Variable Fund LLC
JNL Investors Series Trust
Jackson Variable Series Trust
JNL Strategic Income Fund LLC

This Contract Owner Information Agreement (“Agreement”) is made, as of the date indicated on the signature page of this Agreement, by and among the JNL Series Trust, JNL Variable Fund LLC, JNL Investors Series Trust, Jackson Variable Series Trust, and JNL Strategic Income Fund LLC  (“referred to as “Funds,” “we” or “us”, as more fully defined below), Jackson National Asset Management, LLC (“JNAM”), Jackson National Life Insurance Company of New York (“Jackson NY”), and the Separate Accounts (“Accounts”) sponsored Jackson NY, identified on the signature page of this Agreement (Jackson NY, together with the Accounts, being referred to as “you”).

Whereas, Jackson NY offers variable contracts to the retail public, and such variable contracts are sold through affiliated and unaffiliated broker-dealers and insurance agencies;

Whereas, the Funds are investment companies registered with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Investment Company Act of 1940, as amended (“1940 Act”), and the Funds’ shares are registered under the Securities Act of 1933, as amended (“1933 Act”);

Whereas, the Accounts are investment companies registered with the SEC pursuant to the 1933 Act and the 1940 Act;

Whereas, JNAM acts as investment adviser, administrator and transfer agent to the Funds;

Whereas, the Funds desire to delegate to JNAM and Jackson NY the performance of certain functions related to the monitoring of frequent trading, and JNAM and Jackson NY desires to accept such delegation and provide the Funds with the services described in this Agreement;

Whereas, Fund Shares are sold directly to the Accounts of Jackson NY and Jackson National Life Insurance Company that comprise the variable contracts;

Whereas, the Accounts are the Funds’ shareholders, and due to the structure of such variable contracts, the Funds generally do not have access to individual Contract Owner trading information; and

Whereas, Jackson NY has access to Contract Owner trading information and is responsible for monitoring Contract Owner trading and market timing under Rule 22c-2.
Now Therefore, this Agreement is entered into by you and by us pursuant to the requirements of Rule 22c‑2 (“Rule”) under the 1940 Act.  As required by the Rule, the provisions of this Agreement are intended to recoup the costs it may incur as a result of those redemptions or eliminate or reduce so far as practicable any dilution of the value of the outstanding securities issued by the Fund. References to “us” and “we” in this Agreement refer to any one or more of the following:  the Funds, JNAM in its capacity as the Funds’ transfer agent, and the Funds’ Chief Compliance Officer.

1.	Contract Owner Information

1.1	Agreement to Provide Information. You agree to provide us promptly upon written request, a “Report” (see Exhibit A attached hereto) containing the following information: (i) the “Tax Identification Number” and the number that specifically identifies each variable insurance contract (“Contract Number”) of any or all Contract Owners (as defined below) that invest in an Account that invests in a Fund; (ii) the name or other identifier of any investment professional(s)

associated with the Contract Owner(s) (if known), (iii) the transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Interests (as defined below) held by a Contract Owner during the period covered by the request, including amount(s) and date(s) of the transactions; and (iv) a discussion of the resolution or actions taken on behalf of the Accounts and Funds.

1.1.1	Period Covered by Report. Reports (Requests) must set forth a specific period. We may request transaction information older than the period covered by the Report as we deem necessary to investigate compliance with policies established by us for the purpose of eliminating or reducing any dilution of the value of Fund Shares (as defined below).

1.1.2	Form and Timing of Response (Delivery of the Report). You agree to transmit the requested information that is on your books and records to us promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on your books and records, you agree to: (i) provide or arrange to provide to us the requested information concerning Contract Owners who hold Interests related to Fund Shares through an indirect intermediary; or (ii) if directed by us, block further purchases of Interests from such indirect intermediary. In such instance, you agree to inform us whether you plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, any transaction information provided to us, the Report as described in Section 1.1 herein, shall be delivered to us in the format as set forth in Exhibit A attached hereto. For purposes of this provision, “indirect intermediary” has the same meaning as in the Rule.

1.1.3	Report Review. We shall review the Report(s) and determine whether the resolution of the matter, and the information contained in the Report, is sufficient. We may instruct you to execute other instructions (see Section 1.2 herein).

1.1.4	Limitations on Use of Information. We agree not to use the information received for marketing or any other similar purpose without prior written consent by you.

1.1.5	Warranty. You represent and warrant that you and the Accounts have policies and procedures in place that are in compliance with the obligations of the Accounts that are registered investment companies to monitor for, prevent and detect excessive and/or short term trading activity. In addition, you represent and warranty to us that Jackson NY has established policies and procedures to monitor for frequent trading.

1.2	Agreement to Restrict Trading. You agree to execute written instructions from us to restrict or prohibit further purchases or exchanges of Interests related to Fund Shares by a Contract Owner that has been identified by us as having engaged in transactions of Interests related to Fund Shares that result in the violation of policies established by us for the purpose of eliminating or reducing any dilution of the value of Fund Shares.
1.2.1	Form of Instructions. Instructions must include the Contract Number, if known and provided by you in response to a request for information pursuant to Section 1.1, and the specific restriction(s) to be executed. If the Contract Number is not known, the instructions must include an equivalent identifying number of the Contract Owner(s), other identifying information you provided, or other agreed upon information to which the instruction relates.

1.2.2	Timing of Response. You agree to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by you.
1.2.3	Confirmation by You. You must provide written confirmation to us that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.
1.3	Definitions. For purposes of this paragraph:

1.3.1	The term “Fund” means any and all series of the JNL Series Trust, JNL Variable Fund LLC, JNL Investors Series Trust, Jackson Variable Series Trust, and JNL Strategic Income Fund LLC except for any such series that constitute “excepted funds” as defined in the Rule.

1.3.2	The term “Interests” means the interests of Contract Owners in Accounts that correspond to the redeemable securities of record issued by a Fund under the 1940 Act that are held by an Insurance Company or an Account.

1.3.3	The term “Contract Owner” means the holder of interests in a variable annuity or variable life insurance contract issued by you.

1.3.4	The term “written” includes electronic writings and facsimile transmissions.

1.3.5	The term “Fund Shares” means the outstanding shares issued by a Fund.

1.3.6	The term “us” shall include as the context requires with respect to the activities described in Sections 1.1. and 1.2 , including, without limitation, receipt of information, the transmittal of requests, transmittal of Reports, and instructions and confirmations our designee, who shall for all such purposes under this Agreement be Jackson National Asset Management, LLC.

In Witness Whereof, this Agreement has been executed by a duly authorized representative of each party hereto as of April 1, 2016.

JNL Series Trust JNL Variable Fund LLC JNL Investors Series Trust Jackson Variable Series Trust JNL Strategic Income Fund LLC	Jackson National Life Insurance Company of New York (and the JNLNY Separate Accounts I, II and IV)

By: /s/ Kelly L. Crosser	By: /s/ Kristen L. Richardson
Name: Kelly L. Crosser	Name: Kristan L. Richardson
Title: Assistant Secretary	Title: Assistant Secretary

Jackson National Asset Management, LLC

By: /s/ Susan S. Rhee
Name: Susan S. Rhee
Title: General Counsel

Exhibit A
Sample Report

Contract (Policy) Number: _________________________________________________________
Tax Identification Number: __________________________________________________________
Agent (Broker): __________________________________________________________
Date: __________________________________________________________
Time Period Covered by Report: _______________________________________________________
Rolling 1 Year Trades: ______________________________________________________
Rolling 1 Month Trades: ____________________________________________________________
Rolling 7 Day Trades: ______________________________________________________
Reallocations (Trades made via Phone or Fax) ____________________________________________

Ending Value (Date)	$ __________________________________________________
Initial Value (Date)	$ __________________________________________________

Trade Dates and Funds	Transactions	Amounts

Number of Times Funds Affected

Fund	__________________________________________________________
Fund	__________________________________________________________
Fund	__________________________________________________________
Fund	__________________________________________________________

Resolution

Notes

A-1